EXHIBIT 99(d)(2)

                             THE LAZARD FUNDS, INC.

                         INVESTMENT MANAGEMENT AGREEMENT


                  Agreement, made the 13th day of January, 2003, between The Lazard Funds, Inc., a Maryland corporation (the "Fund"), on behalf of the portfolios named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Portfolio"), and Lazard Asset Management LLC, a New York limited liability company (the "Investment Manager").

                              W I T N E S S E T H

                  WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), authorized to reclassify and issue any unissued shares to any number of additional classes or series each having its own investment objective, policies and restrictions; and

                  WHEREAS, the Fund desires to retain the Investment Manager to render investment advisory services to each Portfolio and the Investment Manager is willing to render such investment advisory services;

                  NOW, THEREFORE, the parties agree as follows:

                  1. The Fund hereby appoints the Investment Manager to act as manager of each Portfolio for the period and on the terms set forth in this Agreement. The Investment Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

                  2. Subject to the supervision of the Board of Directors of the Fund, the Investment Manager shall manage the investment operations of each Portfolio and the assets of each Portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Fund's Prospectus (hereinafter defined) and subject to the following understandings:

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                           (a) The Investment Manager shall provide supervision
                  of each Portfolio's investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Portfolio, and what portion of the assets will be invested or held uninvested as cash.

                           (b) The Investment Manager shall use its best
                  judgment in the performance of its duties under this Agreement.

                           (c) The Investment Manager, in the performance of its
                  duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus of the Fund (each hereinafter defined) and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                           (d) The Investment Manager shall determine the
                  securities to be purchased or sold by each Portfolio and will place orders pursuant to its determinations with or through such persons, brokers or dealers (including Lazard Freres & Co. LLC) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Fund's Board of Directors may direct from time to time. In providing a Portfolio with investment supervision, it is recognized that the Investment Manager will give primary consideration to securing the most favorable price and efficient execution.

                           On occasions when the Investment Manager deems the
                  purchase or sale of a security to be in the best interest of a Portfolio as well as other clients, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by

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                  the Investment Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

                           (e) The Investment Manager shall render to the Fund's
                  Board of Directors such periodic and special reports with respect to each Portfolio's securities transactions as the Board may reasonably request.

                           (f) The Investment Manager shall provide the Fund's
                  custodian on each business day with information relating to all transactions concerning a Portfolio's assets.

                  3. The Fund has delivered to the Investment Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                           (a) Articles of Incorporation of the Fund, filed with
                  the State Department of Assessments and Taxation of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended from time to time, are herein called the "Articles of Incorporation");

                           (b) By-Laws of the Fund (such By-Laws, as in effect
                  on the date hereof and as amended from time to time, are herein called the "By-Laws");

                           (c) Resolutions of the Board of Directors of the Fund
                  authorizing the appointment of the Investment Manager and approving the form of this Agreement;

                           (d) Registration Statement under the 1940 Act and the
                  Securities Act of 1933, as amended, on Form N-lA (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's Common Stock;

                           (e) Notification of Registration of the Fund under
                  the 1940 Act on Form N-8A as filed with the Commission; and

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

                           (f) Prospectus of the Fund (such prospectus and the
                  statement of additional information, each as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

                  4. The Investment Manager shall authorize and permit any of the general members, officers and employees of the Investment Manager, and any of the general members, directors, officers and employees of any of its affiliates, who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Investment Manager under this Agreement may be furnished through the medium of any such general members, directors, officers or employees of the Investment Manager or any of its affiliates.

                  5. The Investment Manager shall keep the books and records of the Fund and the Portfolios required to be maintained by it pursuant to this Agreement and by the Fund pursuant to the 1940 Act. The Investment Manager agrees that all records which it maintains for the Fund or the Portfolios are the property of the Fund or the relevant Portfolio and it will surrender promptly to the Fund or such Portfolio any of such records upon the request of the Fund or such Portfolio. The Investment Manager further agrees to preserve such records as prescribed by Rule 3la-2 under the 1940 Act.

                  6. The Investment Manager will bear all of its expenses incurred in connection with the services to be rendered by the Investment Manager to the Portfolios under this Agreement, including without limitation, the compensation of all personnel of the Fund and the Investment Manager, except the fees of Directors of the Fund who are not affiliated persons of the Investment Manager or its affiliates. The Fund or the relevant Portfolio assumes and will pay all other expenses in connection with the Fund or such Portfolio not assumed by the Investment Manager, including but not limited to:

                           (a) the fees and expenses of Directors who are not
                  affiliated persons of the Investment Manager or any of its affiliates;

                           (b) the fees and expenses of the Fund's
                  administrator, if any;

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

(c) the fees and expenses of
                  the custodian which relate to (i) the custodial function and the recordkeeping connected therewith, (ii) the maintenance of the required accounting records of the Fund, (iii) the pricing of the shares of the Portfolio, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Directors of the Fund and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Portfolio's securities;

                           (d) the fees and expenses of the Fund's transfer
                  agent, which may be the custodian, which relate to the maintenance of, and communications with respect to, each stockholder account;

                           (e) the charges and expenses of legal counsel and
                  independent accountants for the Fund;

                           (f) brokers' commissions, any issue or transfer taxes
                  and any other charges in connection with portfolio transactions on behalf of the Portfolio;

                           (g) all taxes and corporate fees payable by the Fund
                  or the Portfolio to federal, state or other governmental agencies, and all costs of maintaining corporate existence;

                           (h) the allocable share of the fees of any trade
                  association of which the Fund may be a member;

                           (i) the cost of share certificates, if any,
                  representing shares of the Portfolio;

                           (j) the fees and expenses involved in registering and
                  maintaining registrations of the Fund and of its shares with the Commission and, if required, qualifying the shares of the Portfolio under state securities laws, including the preparation and printing of the Fund's registration statements and Prospectuses for filing under federal and state securities laws for such purposes;

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

                           (k) all expenses of stockholders' and Directors'
                  meetings and of preparing, printing and mailing Prospectuses and reports to stockholders in quantities required for distribution to the stockholders, and communications expenses with respect to individual stockholder accounts;

                           (l) the cost of obtaining fidelity insurance and any
                  liability insurance covering the Directors and officers of the Fund as such;

                           (m) litigation and indemnification expenses and other
                  extraordinary expenses not incurred in the ordinary course of the Fund's business;

                           (n) expenses of issue, repurchase or redemption of
                  shares of the Fund;

                           (o) fees payable to the Investment Manager hereunder;

                           (p) interest expenses of the Fund; and

                           (q) all other expenses properly payable by the Fund.

                  7. For the services provided to the Portfolios and the expenses assumed pursuant to this Agreement, each Portfolio will pay monthly to the Investment Manager as full compensation therefor a management fee, accrued daily, at the annual rate set forth opposite the Portfolio's name on Schedule 1 hereto.

                  8. The Investment Manager shall not be liable for any error of judgment or for any loss suffered by a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The federal securities laws may impose liabilities even, under certain circumstances, on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which a Portfolio may have under any federal securities law.

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

                  9. As to each Portfolio, this Agreement shall continue until the date set forth opposite such Portfolio's name on Schedule 1 hereto (the "Reapproval Date") and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Portfolio's name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) vote of a majority (as defined in the 1940 Act) of such Portfolio's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Portfolio, this Agreement may be terminated at any time, without payment of penalty by the Portfolio, on 60 days' written notice to the Investment Manager, by vote of the Board of Directors of the Fund, or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Portfolio. This Agreement shall automatically terminate, as to the relevant Portfolio, in the event of its assignment (as defined in the 1940 Act).

                  10. Nothing in this Agreement shall limit or restrict the right of any general member, officer or employee of the Investment Manager or any general member, director, officer or employee of any of its affiliates who may also be a Director, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Investment Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

                  11. During the term of this Agreement, the Fund agrees to furnish to the Investment Manager at its principal office all Prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public, which refer in any way to the Investment Manager, prior to use thereof and not to use such material if the Investment Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to

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

furnish to the Investment Manager copies of any of the above-mentioned materials which refer in any way to the Investment Manager. The Fund shall furnish or otherwise make available to the Investment Manager such other information relating to the business affairs of the Fund as the Investment Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

                  12. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act.

                  13. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Investment Manager at 30 Rockefeller Plaza, New York, New York 10112, Attention: Secretary, or (2) to the Fund at 30 Rockefeller Plaza, New York, New York 10112, Attention: President.

                  14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                     THE LAZARD FUNDS, INC.

                                     By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                     LAZARD ASSET MANAGEMENT LLC

                                     By:
                                          ------------------------------------
                                          Name:
                                          Title:

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



                                   SCHEDULE 1

                                                  Annual Fee
                                                     as a
                                            Percentage of Average
                                                    Daily                Reapproval            Reapproval
                   Name of Portfolio              Net Assets                Date                  Day
                   -----------------              ----------             ----------            ----------
Bond Portfolio                                       .50%             December 31, 2003        December 31

Emerging Markets Portfolio                          1.00%             December 31, 2003        December 31

High Yield Portfolio                                 .75%             December 31, 2003        December 31

International Equity Portfolio                       .75%             December 31, 2003        December 31

International Equity Select Portfolio                .85%             December 31, 2003        December 31

International Small Cap Portfolio                    .75%             December 31, 2003        December 31

Mid Cap Portfolio                                    .75%             December 31, 2003        December 31

Small Cap Portfolio                                  .75%             December 31, 2003        December 31

U.S. Strategic Equity Portfolio                      .85%             December 30, 2006        December 30


As Revised:  December 30, 2004

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